COMMERCIAL SECURITY AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	9-12-2018	2-28-2021	4061111013		Note #1000	823
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Hancock Park Corporate Income, Inc., a Maryland corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606	Lender:	Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212

THIS COMMERCIAL SECURITY AGREEMENT dated September 9, 2019, is made and executed between Hancock Park Corporate Income, Inc., a Maryland corporation ("Grantor") and Pacific Western Bank ("Lender"). The Grantor and the Lender entered into that certain Commercial Security Agreement dated as of September 12, 2018 (the “Prior Commercial Security Agreement”). This Agreement replaces and supersedes the Prior Commercial Security Agreement in all respects.
GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the payment in full of the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.
COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property and assets, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:
All present and future right, title and interest of Grantor in, to and under all property and assets of Grantor, including, but not limited to, the following:
(A) All accessions, attachments, accessories, replacements of and additions to any of the property and assets described herein, whether added now or later.
(B) All products and produce of any of the property and assets described in this Collateral section.
(C) All Accounts, Chattel Paper, General Intangibles, Instruments (including all Promissory Notes), Documents, Investment Property not covered by the foregoing, rents, Money, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property and assets described in this Collateral section.
(D) All Proceeds of any of the property and assets described in this Collateral section, including insurance proceeds and including proceeds from the sale, destruction, loss, or other disposition of any of the property and assets described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.
(E) All records and data relating to any of the property and assets described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.
Notwithstanding the foregoing, Collateral shall not include any property or assets owned by any financing subsidiary of Grantor (including any passive holding company that holds the equity interest in such financing subsidiary).
With respect to any term used herein that is defined in either (i) Article 9 of the Uniform Commercial Code as in force in the jurisdiction in which this security agreement was signed by the Debtor at the time that it was signed, or (ii) Article 9 as in force at any relevant time in the jurisdiction in which the financing statement is filed, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions.

This Commercial Security Agreement is perfected by that certain UCC-1 Financing Statement filed with the Maryland Secretary of State on September 13, 2018, as file number 180913-1837000, as may have been amended, modified and continued from time to time.
FUTURE ADVANCES. In addition to the Note, this Agreement secures all future advances made by Lender to Grantor regardless of whether the advances are made a) pursuant to a commitment or b) for the same purposes.
GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:
Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Lender and necessary to perfect and continue Lender's security interest in the Collateral. If an Event of Default has occurred and is continuing, upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all Chattel Paper and Instruments if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.
No Violation. The execution and delivery of this Agreement do not result in a violation of or constitute a default under (1) any provision of (a) Grantor’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Grantor or (2) any law, governmental regulation, court decree, or order applicable to Grantor or to Grantor’s properties, the effect of which, in each case, could reasonably be expected to be, have, or result in a material adverse effect on Grantor’s business or financial condition.
Enforceability of Collateral. To the extent the Collateral consists of Accounts, Chattel Paper, or General Intangibles, such Collateral is valid, binding, and enforceable in accordance with its terms (subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies) and complies in all material respects with all applicable laws and regulations concerning form, content and manner of

COMMERCIAL SECURITY AGREEMENT
Loan No. 4061111013	(Continued)	Page 2

preparation and execution. There shall be no setoffs or counterclaims against any of the Collateral other than liens permitted or provided for under the Loan Agreement or this Agreement.
Location of the Collateral. Except in the ordinary course of Grantor's business, and except for Collateral in the possession of Grantor’s custodian or third-party recordkeepers, Grantor agrees to keep the Collateral at the following addresses of Grantor or at such other locations as are acceptable to Lender: (1) 10 South Wacker Drive, Suite 2500, Chicago, IL 60606; (2) 4700 Wilshire Boulevard, Los Angeles, CA 90010; and (3) 540 Madison Avenue, New York, NY 10022. Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.
Transactions Involving Collateral. Except as otherwise permitted or provided for under the Loan Agreement or this Agreement, Grantor shall not sell or otherwise transfer or dispose of the Collateral. Except as otherwise permitted or provided for under the Loan Agreement or this Agreement, Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, without the prior written consent of Lender.
Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for liens permitted or provided for under the Loan Agreement or this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or the security interest in favor of Grantor or to which Lender has specifically consented. Grantor s hall defend Lender's rights in the Collateral against the claims and demands of all other persons.
Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right, upon reasonable notice from Lender and at all reasonable times, to examine and inspect the Collateral wherever located.
Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Collateral. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.
GRANTOR'S RIGHT TO POSSESSION. Until an Event of Default has occurred and is continuing (and unless otherwise permitted or provided for under the Loan Agreement), Grantor may have possession and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.
REINSTATEMENT OF SECURITY INTEREST. If payment is made by Grantor, whether voluntarily or otherwise, or by guarantor or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment (A) to Grantor's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, (B) by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of Lender's property, or (C) by reason of any settlement or compromise of any claim made by Lender with any claimant (including without limitation Grantor), the Indebtedness shall be considered unpaid for the purpose of enforcement of this Agreement and this Agreement shall continue to be effective or shall be reinstated, as the case may be, notwithstanding any cancellation of this Agreement or of any note or other instrument or agreement evidencing the Indebtedness and the Collateral will continue to secure the amount repaid or recovered to the same extent as if that amount never had been originally received by Lender, and Grantor shall be bound by any judgment, decree, order, settlement or compromise relating to the Indebtedness or to this Agreement.
RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement and is continuing, at any time thereafter, Lender shall have (A) all of its rights and remedies under the Loan Agreement and (B) all the rights of a secured party under the Uniform Commercial Code. In addition and without limitation, if an Event of Default occurs under this Agreement and is continuing, Lender may, by notice to Grantor, exercise any one or more of the following rights and remedies:
Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.
Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.
Mortgagee in Possession. Lender shall have the right to be placed as mortgagee in possession or to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The mortgagee in possession or receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

COMMERCIAL SECURITY AGREEMENT
Loan No. 4061111013	(Continued)	Page 3

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of Accounts, General Intangibles, insurance policies, Instruments, Chattel Paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.
Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of Accounts or Chattel Paper.
Other Rights and Remedies. Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.
Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.
Release of Liens. Any assets or property constituting Collateral shall be automatically released from the lien of this Agreement, without any action of the Lender, in connection with any disposition of such assets or property that (i) occurs in the ordinary course of the Borrower’s business, (ii) is not prohibited under the Loan Agreement, and (iii) does not occur after the occurrence and during the continuation of an Event of Default.
MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.
Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Governing Law. With respect to procedural matters related to the perfection and enforcement of Lender's rights against the Collateral, this Agreement will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the State of Maryland. In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of California.
Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by e-mail or telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

COMMERCIAL SECURITY AGREEMENT
Loan No. 4061111013	(Continued)	Page 4

Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.
Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness. Notwithstanding anything herein to the contrary, where Lender assigns or otherwise transfers any of its rights or obligations under this Agreement, (i) Grantor shall only be obligated to pay Additional Amounts to the transferee of Lender to the extent Grantor would have been obligated to pay such Additional Amounts had such transfer not occurred and (ii) such transferee shall provide Grantor with any forms, documents, or certifications as may be required for Grantor to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.
Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.
Waiver of Jury Trial and Judicial Reference.    This Agreement shall be subject to the Waiver of Jury Trial provision of the Loan Agreement and the Judicial Reference Agreement being concurrently entered into, which are incorporated herein by this reference.
DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Capitalized words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:
Additional Amounts. The words “Additional Amounts” have the meaning assigned to such term in the Loan Agreement.
Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.
Borrower. The word "Borrower" means Hancock Park Corporate Income, Inc., a Maryland corporation, and its successors and assigns.
Collateral. The word "Collateral" has the meaning assigned to such term in the Collateral Description section of this Agreement.
Environmental Laws. The words "Environmental Laws" have the meaning assigned to such term in the Loan Agreement.
Event of Default. The words "Event of Default" mean any Event of Default under and as defined in the Loan Agreement.
Grantor. The word "Grantor" means Hancock Park Corporate Income, Inc., a Maryland corporation.
Hazardous Substances. The words "Hazardous Substances" have the meaning assigned to such term in the Loan Agreement.
Indebtedness. The word "Indebtedness" has the meaning assigned to such term in the Loan Agreement.
Lender. The word "Lender" means Pacific Western Bank and its successors and assigns.
Loan Agreement. The words “Loan Agreement” mean that certain Business Loan Agreement, dated the date hereof, between Borrower and Lender, as the same may be amended from time to time.
Note. The word "Note" has the meaning assigned to such term in the Loan Agreement.
Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness and with Pacific Western Bank or its successors and assigns.
Uniform Commercial Code. The words “Uniform Commercial Code” mean the Uniform Commercial Code as in effect in the State of California; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

COMMERCIAL SECURITY AGREEMENT
Loan No. 4061111013	(Continued)	Page 5

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 9, 2019.

GRANTOR:
HANCOCK PARK CORPORATE INCOME, INC., A MARYLAND CORPORATION

By: /s/ Jeffrey A. Cerny
Jeffrey A. Cerny, Chief Financial Officer of Hancock Park Corporate Income, Inc.

LENDER:

PACIFIC WESTERN BANK

By: /s/ Todd Savitz
Todd Savitz, Senior Vice President